UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under ss. 240.14a-12

                              CROWN HOLDINGS, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                              Crown Holdings, Inc.

                                  One Crown Way
                        Philadelphia, Pennsylvania 19154

                        --------------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                      2005

                        --------------------------------



      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CROWN HOLDINGS, INC. (the "Company") will be held at the Company's office located at One Crown Way, Philadelphia, Pennsylvania on the 28th day of April 2005 at 9:30 a.m. to elect Directors; to ratify the appointment of independent auditors for the fiscal year ending December 31, 2005; to consider and act upon a proposal to approve an amendment to the Stock Compensation Plan for Non-Employee Directors, which proposal the Board of Directors unanimously recommends; and to transact such other business as may properly come before the Meeting.

      The stock transfer books of the Company will not be closed prior to the Meeting. Only Shareholders of Common Stock of record as of the close of business on March 15, 2005 will be entitled to vote.


                                             By Order of the Board of Directors

                                                    WILLIAM T. GALLAGHER
                                             Senior Vice President, Secretary &
                                                       General Counsel




Philadelphia, Pennsylvania
March 25, 2005


            WE CORDIALLY INVITE YOU AND HOPE THAT YOU WILL ATTEND THE
              MEETING IN PERSON, BUT, IF YOU ARE UNABLE TO ATTEND,
             THE BOARD OF DIRECTORS REQUESTS THAT YOU SIGN THE PROXY
             -------------------------------------------------------
             AND RETURN IT, WITHOUT DELAY, IN THE ENCLOSED ENVELOPE
             ------------------------------------------------------
                OR REGISTER YOUR VOTE BY TELEPHONE OR THROUGH THE
                -------------------------------------------------
                    INTERNET AS DESCRIBED ON THE PROXY CARD.
                    ----------------------------------------

                       (THIS PAGE INTENTIONALLY LEFT BLANK)

                              Crown Holdings, Inc.

                                  One Crown Way
                        Philadelphia, Pennsylvania 19154
                        --------------------------------
                    PROXY STATEMENT - MEETING, April 28, 2005

TO ALL SHAREHOLDERS:


      The accompanying Proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on April 28, 2005, and, if properly executed, shares represented thereby will be voted by the named Proxies at such Meeting. The cost of soliciting proxies will be borne by the Company. The Company has engaged D.F. King & Co., Inc. ("King") to assist in the solicitation of proxies for a fee of $8,000 plus reimbursement for out-of-pocket expenses and certain additional fees for services rendered by King in connection with such solicitation. Certain Officers and employees of the Company may also solicit proxies by mail, telephone, facsimile or in person without any extra compensation. Any Shareholder giving a Proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated Proxy or by voting in person at the Meeting.

      The persons named as Proxies were selected by the Board of Directors of the Company, and all are Officers of the Company.

      The Annual Report for the year ended December 31, 2004, containing audited financial statements, is being mailed to Shareholders contemporaneously with this Proxy Statement and accompanying Proxy, i.e., on or about March 25, 2005.

      On March 4, 2005, there were 166,864,522 outstanding shares of Common Stock, par value $5.00 per share ("Common Stock").

      Shareholders of Common Stock of record as of March 15, 2005 are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Shareholders may be represented by proxy at the Meeting by completing and returning the Proxy or voting by telephone or by Internet. The presence, in person or by proxy, of Shareholders entitled to cast a majority of votes will be necessary to constitute a quorum for the transaction of business. Proxies solicited herein will be voted, and if the person solicited specifies by means of the ballot provided in the Proxy a choice with respect to matters to be acted upon, the shares will be voted in accordance with such specification. Votes withheld from Director nominees, abstentions and broker non-votes will be counted in determining the presence of a quorum. Under Pennsylvania law and the Company's By-Laws, votes withheld from Director nominees, abstentions and broker non-votes are not considered to be "votes" and, therefore, will not be given effect either as affirmative or negative votes. Directors are elected by plurality vote. Other matters are determined by a majority of the votes cast.

      The Company has, to its knowledge, no beneficial owner of more than 5 percent of the Common Stock outstanding as of March 4, 2005.

                              ELECTION OF DIRECTORS

      The persons named in the Proxy shall vote the shares for the nominees listed below, all of whom are now Directors of the Company, to serve as Directors for the ensuing year or until their successors shall be elected. None of the persons named as a nominee for Director has indicated that he or she will be unable or will decline to serve. In the event that any of the nominees are unable or decline to serve, which the Nominating and Corporate Governance Committee of the Board of Directors does not believe will happen, the persons named in the Proxy will vote for the remaining nominees and others who may be selected by the Board of Directors.

      The By-Laws of the Company provide for a variable number of Directors from 10 to 18. The Board of Directors has currently fixed the number of Directors at
11. It is intended that the Proxies will be voted for the election of the 11 nominees named below as Directors, and no more than 11 will be nominated by the Company. The principal occupations stated below are the occupations which the nominees have had during at least the last five years.

      One of the Company's current Directors, William S. Urkiel, has not previously been elected by the Shareholders. Mr. Urkiel was recommended by the Company's Vice Chairman of the Board, Executive Vice President and Chief Financial Officer.

      We regretfully inform the Shareholders that Mr. G. Fred DiBona, Jr., a member of the Board of Directors since 2004, died on January 11, 2005.

      The Board of Directors recommends that Shareholders vote FOR election of each of the nominees named below. The names of the nominees and information concerning them and their associations as of March 4, 2005, as furnished by the nominees, follow.



                                                                                                    Year Became
      Name             Age                      Principal Occupation                                 Director
      ----             ---                      --------------------                                 --------

Jenne K. Britell       62     Chairman and Chief Executive Officer of Structured Ventures;              2000
(b)                           former Executive Officer of several General Electric financial services companies; also a Director of Lincoln National Corporation, Aames
                              Investment Corporation and U.S.-Russia Investment Fund

John W. Conway         59     Chairman of the Board, President and Chief Executive Officer; also a      1997
(a)                           Director of PPL Corporation

Arnold W. Donald       50     Chairman of Merisant Company; former Senior Vice President of             1999
(c)                           Monsanto Company; also a Director of Oil-Dri Corporation of America,
                              Carnival Corporation, The Scotts Company, The Laclede Group and
                              Russell Corporation

Marie L. Garibaldi     70     Former Associate Justice of the Supreme Court of New Jersey               2000
(d)

William G. Little      62     Former Chairman and Chief Executive Officer of West Pharmaceutical        2003
(b), (d)                      Services; also a Director of Constar International and Ligocyte
                              Pharmaceuticals



                                        4

                                                                                                    Year Became
      Name             Age                      Principal Occupation                                 Director
      ----             ---                      --------------------                                 --------

Hans J. Loliger        62     Vice Chairman of Winter Group; former Chief Executive Officer of          2001
(c), (d)                      SICPA Group; also a Director of Fritz Meyer Holding, Cronat Holding,
                              List Holding and Buhler Holding

Thomas A. Ralph        64     Partner, Dechert LLP                                                      1998

Hugues du Rouret       66     Chairman of Beaulieu Patrimoine; former Chairman and Chief Executive      2001
(b)                           Officer of Shell France; also a Director of Gras Savoye and Banque
                              Saint-Olive

Alan W. Rutherford     61     Vice Chairman of the Board, Executive Vice President and                  1991
(a)                           Chief Financial Officer

Harold A. Sorgenti     70     General Partner of Sorgenti Investment Partners; former Chief Executive   1990
(a), (c), (d)                 Officer of Arco Chemical and former Chairman of Freedom Chemical;
                              also a Director of Philadelphia Facilities Management Corporation

William S. Urkiel      60     Former Senior Vice President and Chief Financial Officer of               2004
                              IKON Office Solutions


                                  -------------------------------------------------------

(a) Member of the Executive Committee                  (c) Member of the Compensation Committee
(b) Member of the Audit Committee                      (d) Member of the Nominating and Corporate Governance Committee
                                  -------------------------------------------------------


           COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table shows, as of March 4, 2005, the number of shares of Common Stock beneficially owned by each Director, the Company's five Executive Officers who were the highest paid during 2004 and all Directors and Executive Officers as a group. The Directors and Executive Officers of the Company have sole voting and investment power with respect to the securities of the Company listed in the table below.


                                         Amount of Securities of the Company                     Percentage of
      Name                           Owned Beneficially, Directly or Indirectly               Outstanding Shares
----------------------------------------------------------------------------------------------------------------
William R. Apted(1)                                        542,728                                         *
Jenne K. Britell                                            59,256                                         *
John W. Conway(2)(3)                                     2,258,071                                       1.35%
Arnold W. Donald                                            58,063                                         *
Marie L. Garibaldi                                          40,063                                         *
William G. Little                                            6,937                                         *
Hans J. Loliger                                             37,535                                         *
Frank J. Mechura(4)                                        478,138                                         *
Thomas A. Ralph                                             38,763                                         *
Hugues du Rouret                                            27,040                                         *
Alan W. Rutherford(3)(5)                                 1,652,085                                         *
Harold A. Sorgenti                                          53,813                                         *
William S. Urkiel                                              870                                         *
William H. Voss(6)                                         483,040                                         *
Directors and Executive Officers as a Group of 16(3)(7)  6,228,405                                       3.73%

---------------------------------------

  *  Less than 1%.


(1) Includes 473,188 shares of Common Stock subject to presently exercisable options held by Mr. Apted.
(2) Includes 1,888,500 shares of Common Stock subject to presently exercisable options held by Mr. Conway.
(3)   Excludes 5,740,815 shares of Common Stock held in the Crown Cork & Seal
      Company, Inc. Master Retirement Trust on behalf of various Company pension plans (the "Trust Shares"). Messrs. Conway and Rutherford are each members of the Benefits Plan Investment Committee of the trust, which has sole voting and dispositive power with respect to the Trust Shares, but disclaim beneficial ownership of the Trust Shares.
(4) Includes 384,000 shares of Common Stock subject to presently exercisable options held by Mr. Mechura.
(5) Includes 1,483,000 shares of Common Stock subject to presently exercisable options held by Mr. Rutherford.
(6) Includes 438,500 shares of Common Stock subject to presently exercisable options held by Mr. Voss.
(7) Includes 5,133,688 shares of Common Stock subject to presently exercisable options held by certain Directors and Executive Officers.

                                        6


                              CORPORATE GOVERNANCE

      Meetings of the Board of Directors. In 2004, there were five meetings of the Board of Directors. Each incumbent Director of the Company attended at least 75% of the aggregate meetings held by the Board of Directors and by the Committees on which he or she served.

      Attendance at the Annual Meeting. Under the Company's Corporate Governance Guidelines, members of the Board of Directors are expected to attend the Company's Annual Meeting of Shareholders. Last year, each of the Directors serving on the Board at the time attended the Annual Meeting of Shareholders.

      Director Independence. The Board of Directors has determined that Jenne K. Britell, Arnold W. Donald, Marie L. Garibaldi, William G. Little, Hans J. Loliger, Hugues du Rouret, Harold A. Sorgenti and William S. Urkiel are "independent" under the listing standards of the New York Stock Exchange. The Board made this determination based on the absence of any of the express disqualifying criteria set forth in the listing standards and in compliance with the Company's By-Laws, which require that a majority of the Board nominees be "Independent Directors." A person is an "Independent Director" under the Company's By-Laws if the Director is a person who: (1) is not and has not been employed by the Company or any of its subsidiaries in an executive capacity within the five years immediately prior to such person's nomination; (2) is not (and is not affiliated with a company or a firm that is) a regular advisor or consultant, for compensation, to the Company or any of its subsidiaries; (3) is not affiliated with a regular and significant customer or supplier of the Company or any of its subsidiaries; (4) does not have a personal services contract with the Company or any of its subsidiaries; (5) is not affiliated with a tax-exempt entity that receives significant contributions from the Company or any of its subsidiaries; and (6) is not a spouse, parent, sibling or child of any person described in (1) through (5), above. Of the remaining Directors, John
W. Conway and Alan W. Rutherford are Executive Officers of the Company, and Thomas A. Ralph is a partner in the law firm of Dechert LLP, which performed services for the Company in 2004.

      Director Compensation. Directors who are also employees of the Company receive no additional compensation for service as a Director. Directors who are not employees of the Company receive cash base Director's fees, annual grants of Company Common Stock and cash Committee fees and attendance fees. Cash base Director's fees are $40,000 annually, and cash meeting attendance fees are $1,500 per meeting. Annual grants of Company Common Stock consist of $50,000 of Company Common Stock under the current Stock Compensation Plan for Non-Employee Directors (see the discussion of the proposal to amend this plan beginning on page 24). Cash Committee fees are as follows: for the Audit Committee, $15,000 annually for the Chairperson and $10,000 annually for the other members; for other Committees, $10,000 annually for the Chairperson and $7,500 annually for the other members; for the Chairman of the Nominating and Corporate Governance Committee, an additional $10,000 annually for services as Presiding Director; and for all Committee members, an attendance fee of $1,500 per Committee meeting. In addition, each Non-Employee Director first elected to the Board of Directors on or before April 26, 2001 has been granted 3,000 shares of Company Common Stock subject to certain restrictions which lapse as to one-fifth of such shares each year over a five-year period. The Company discontinued the Pension Plan for Outside Directors as to Directors elected after July 24, 1997. Directors first elected to the Board of Directors on or before July 24, 1997 also participate in the Company's Pension Plan for Outside Directors, which provides monthly retirement benefits equal to 1/12 of the sum of (x) 50% of the base annual Director's fee and (y) 10% of the base annual Director's fee for each full year of service in excess of five, up to an annual maximum benefit of 100% of the base annual Director's fee. Directors may defer receipt of all, or any part, of their Director's fees through participation in the Company's Deferred Compensation Plan for Directors.

      Director Stock Ownership. Effective January 1, 2005, after four years of service on the Board of Directors, Non-Employee Directors are required to hold Company Common Stock having a market value of at least $200,000.

      Audit Committee. In 2004, the Audit Committee had eight meetings. The Audit Committee provides assistance to the Board of Directors in discharging its responsibilities in connection with the oversight of the financial accounting practices of the Company and the internal controls related thereto and represents the Board of Directors in connection with the services rendered by the Company's independent auditors. The current members of the Audit Committee are Dr. Britell and Messrs. Little and du Rouret. Dr. Britell serves as Chairperson of the Committee. The Board of Directors has determined that the Directors who serve on the Audit Committee are all "independent" as defined in the listing standards of the New York Stock Exchange and that Dr. Britell is an "audit committee financial expert" within the meaning of SEC regulations. The Board of Directors has adopted a written Audit Committee Charter.

      Compensation Committee. In 2004, the Compensation Committee met four times. The Compensation Committee is responsible for the review of the executive compensation program. The current members of the Compensation Committee are Messrs. Donald, Loliger and Sorgenti, each of whom is "independent" under the listing standards of the New York Stock Exchange. Mr. Loliger serves as Chairperson of the Compensation Committee. The Board of Directors has adopted a written Compensation Committee Charter.

      Nominating and Corporate Governance Committee. There were two meetings of the Nominating and Corporate Governance Committee in 2004. The current members of the Nominating and Corporate Governance Committee are Justice Garibaldi and Messrs. Little, Loliger and Sorgenti, each of whom is "independent" under the listing standards of the New York Stock Exchange. Mr. Sorgenti serves as Chairperson of the Nominating and Corporate Governance Committee. The Board of Directors has adopted a written Nominating and Corporate Governance Committee Charter.

      The Nominating and Corporate Governance Committee is responsible for leading the search for individuals qualified to become members of the Board of Directors and recommending individuals to the Board as Director nominees. The Committee also oversees the annual self-evaluation of the Board of Directors and its committees and the annual evaluation of management by the Board of Directors, makes recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors and performs other corporate governance functions. Consistent with the Company's Corporate Governance Guidelines, the Committee seeks nominees committed to upholding the highest standards of personal and professional integrity and representing the interests of all shareholders, not particular shareholder constituencies. The Committee identifies nominees for Director by first evaluating the current members of the Board willing to continue in service. In addition, the Committee regularly assesses the appropriate size of the Board, whether any vacancies on the Board are expected because of retirement or otherwise and whether the Board needs Directors with particular skills or experience. To identify and evaluate potential candidates for the Board, the Committee solicits ideas for possible nominees from a number of sources, which may include current Board members, senior-level Company executives and professional search firms. The Committee will also consider candidates properly submitted by Company Shareholders. Candidates for the Board are evaluated through a process that may include background and reference checks, personal interviews with members of the Committee and a review of the candidate's qualifications and other relevant characteristics.

      Shareholders who wish to suggest qualified candidates may write, via Certified Mail-Return Receipt Requested, to the Office of the Secretary, Crown Holdings, Inc., One Crown Way, Philadelphia, PA 19154, stating in detail the qualifications of the persons they recommend. Shareholders must include a letter from each nominee affirming that he or she will agree to serve as a Director of the Company if elected by Shareholders. However, through its own resources, the Committee expects to be able to identify an ample number of qualified candidates. See "Proposals of Shareholders" for information on bringing nominations for the Board of Directors at the 2006 Annual Meeting.

      Executive Sessions. Under the Company's Corporate Governance Guidelines, the Non-Management Directors of the Company meet periodically at regularly scheduled executive sessions without Management Directors. The Chairperson of the Nominating and Corporate Governance Committee, currently Mr. Sorgenti, serves as the Presiding Director at such meetings.

      Communications with the Board of Directors. Shareholders and other interested parties who wish to send communications on any topic to the Presiding Director, the Non-Management Directors or the Board as a whole may do so by writing to Harold A. Sorgenti, Chairperson of the Nominating and Corporate Governance Committee, c/o Office of the Secretary, Crown Holdings, Inc., One Crown Way, Philadelphia, PA 19154. Communications will be forwarded to all Directors if they relate to substantive matters and include information, suggestions or comments that the Chairperson of the Nominating and Corporate Governance Committee, with the assistance of the Corporate Secretary, deems appropriate for consideration by the full Board.

      Code of Business Conduct and Ethics. The Company has a Code of Business Conduct and Ethics that applies to all Directors and employees. The Code of Business Conduct and Ethics is available on the Company's website at www.crowncork.com/Investors/Corporate_Governance.html and is also available in print to any Shareholder who requests it. The Company intends to disclose amendments to and waivers of the Code of Business Conduct and Ethics on the Company's website.

      Company Website. The Company's Corporate Governance Guidelines and the Charters of the Audit, Compensation, and Nominating and Corporate Governance Committees are available on the Company's website at www.crowncork.com/Investors/Corporate_Governance.html. These documents are also available in print to any Shareholder who requests them.

                             EXECUTIVE COMPENSATION

      The following table sets forth certain information regarding compensation earned during each of the Company's last three fiscal years by the Company's five Executive Officers who were the highest paid during 2004:



                           Summary Compensation Table

                                                Annual Compensation                Long Term Compensation
                                ------------------------------------------------   ----------------------
                                                                                     Shares of
                                                                    Other          Common Stock
    Name & Principal                                               Annual           Underlying        All Other
        Position                   Year    Salary        Bonus   Compensation(1)(2)   Options      Compensation(3)
                                             ($)           ($)       ($)                (#)              ($)
-------------------------------    ---------------------------------------------   -------------   ---------------
John W. Conway                     2004    900,000    1,710,000        --              650,000          18,386
- Chairman of the Board,           2003    900,000    1,282,500        --                    0          18,311
  President and                    2002    765,000      826,200        --              350,000          18,311
  Chief Executive Officer

Alan W. Rutherford                 2004    545,000      872,000        --              500,000             --
- Vice Chairman of the Board,      2003    545,000      654,000        --                    0             --
  Executive Vice President and     2002    455,000      368,550        --              300,000             --
  Chief Financial Officer

William R. Apted                   2004    450,000      675,000     230,041            275,000             --
- President - European             2003    450,000      492,458     184,854                  0             --
  Division                         2002    325,000      175,500     136,747            150,000             --

Frank J. Mechura                   2004    450,000      675,000        --              275,000          11,597
- President - Americas             2003    450,000      386,438        --                    0          11,522
  Division                         2002    325,000      164,125        --              150,000          11,522

William H. Voss                    2004    310,000      465,000     141,309            210,000          23,323
- President - Asia-Pacific         2003    310,000      552,002     173,933                  0          23,248
  Division                         2002    275,000      148,500     209,579            100,000          23,067
                                ----------------------------------------------------

(1) The amount of perquisite and other personal benefits for Messrs. Conway, Rutherford and Mechura did not exceed the lesser of $50,000 or 10% of the total of annual salary plus bonus.

(2) Nearly all of the amounts listed for Messrs. Apted and Voss were paid in respect of their overseas service in Paris and Singapore, respectively, including overseas housing expense allowances to Mr. Apted of $72,867 in 2004, $61,954 in 2003 and $52,327 in 2002 and to Mr. Voss of $46,611 in
      2004, $64,357 in 2003 and $90,098 in 2002 and also including U.S. tax equalization payments by the Company for Mr. Apted of $105,110 in 2004, $76,467 in 2003 and $48,093 in 2002 and for Mr. Voss of $34,750 in 2004,
      $37,172 in 2003 and $55,373 in 2002.

(3) The amounts shown in this column for Mr. Conway represent $15,311 of life insurance premiums in each of 2004, 2003 and 2002 and $3,075, $3,000 and $3,000 contributed to the 401(k) Retirement Savings Plan in such years, for Mr. Mechura represent $8,522 of life insurance premiums in each of 2004, 2003 and 2002 and $3,075, $3,000 and $3,000 contributed to the
      401(k) Retirement Savings Plan in such years and for Mr. Voss represent
      $20,248 of life insurance premiums in each of 2004, 2003 and 2002 and $3,075, $3,000 and $2,819 contributed to the 401(k) Retirement Savings
      Plan in such years. Any benefits paid pursuant to the above-referenced insurance policies are credited against amounts payable to the Executive
      Officer under the Senior Executive Retirement Plan.


      Effective January 3, 2000, the Company entered into employment agreements with John W. Conway and Alan W. Rutherford. Effective July 22, 2004, the Company entered into employment agreements with William R. Apted, Frank J. Mechura and William H. Voss. The agreements for Messrs. Conway and Rutherford are each for a five-year term and the agreements for Messrs. Apted, Mechura and Voss are each for a three-year term. All of the agreements provide for automatic one-year extensions each year and terminate when the executive reaches age 65. The agreements provide for a base salary that is periodically reviewed and may be increased in accordance with the Company's regular compensation review policy. In addition, each of the executives has the opportunity to receive an annual bonus under the Company's executive bonus plans and awards under the Company's Stock-Based Incentive Compensation Plans commensurate with each executive's position with the Company. The agreements also entitle each of the executives to participate in the Company's qualified retirement plans, Senior Executive Retirement Plan and other employee benefit plans and programs in accordance with the terms of those plans and programs.

      Messrs. Conway and Rutherford have agreed that, during their employment and for two years thereafter, they shall not compete with the Company or solicit Company employees to terminate employment with the Company. Messrs. Apted, Mechura and Voss are all subject to a similar non-competition provision which is limited to a one year post-employment period.

      Under the agreements, if an executive's employment is terminated because of death or disability, the Company will pay the executive (or his estate, if applicable), his base salary through the date of termination, and any vested retirement, incentive or other benefits. In addition, Messrs. Conway and Rutherford (or their estates, if applicable) are entitled to salary continuation through the end of the calendar year in which their death or disability occurs. If an executive's employment terminates because of his retirement, the Company will pay to the executive his base salary through his date of retirement and any vested retirement, incentive or other benefits. If an executive's employment with the Company is terminated for "Cause," the Company will pay to the executive only the base salary owed through his date of termination and his vested retirement, incentive or other benefits.

      Under the agreements for Messrs. Conway and Rutherford, if the employment of the executive is terminated by the Company without Cause or by the executive for "Good Reason" prior to a "Change in Control," in addition to the executive's base salary through the date of termination, the Company will pay to the executive a lump sum payment equal to the sum of (i) his expected annual bonus payment, (ii) any previously earned bonus payment and (iii) an amount equal to three times the sum of the executive's base salary and his average bonus over the prior three years. Under the agreements for Messrs. Apted, Mechura and Voss, upon the termination of the executive under such circumstances, the Company will pay to the executive (i) his base salary through the date of termination, (ii) salary continuation for a one year period in accordance with the Company's normal payroll practice, and (iii) a lump sum equal to the executive's target bonus for the year of termination. In all such cases, the Company will also pay to the executive any vested retirement, incentive or other benefits.

      If the employment of Mr. Conway or Mr. Rutherford is terminated by the Company without Cause or by the executive for Good Reason during the one year period following a Change in Control, such executive will be entitled to the same payments and benefits described in the preceding paragraph, and all stock options granted to such executive by the Company will become fully vested and immediately exercisable. Upon the termination of Mr. Apted, Mr. Mechura or Mr. Voss by the Company without Cause or by such executive for Good Reason during the one year period following a Change in Control, the Company will pay to such executive (i) his base salary though the date of termination, (ii) a lump sum equal to two times the sum of the executive's base salary and his average bonus over the prior three years, (iii) a lump sum equal to such executive's target bonus for the year of termination, and (iv) all stock options granted to such executive by the Company will be come fully vested and immediately exercisable.

      If an executive voluntarily terminates his employment without Good Reason, the Company will pay to the executive his base salary through his date of termination, a pro-rated annual bonus for the year of termination, and any vested retirement, incentive or other benefits.

      To the extent an executive would be subject to the excise tax under
Section 4999 of the Internal Revenue Code on the amounts or benefits to be received from the Company and required to be included in the calculation of parachute payments for purposes of Sections 280G and 4999 of the Internal Revenue Code, the Company will pay to the executive an additional amount so that the executive will receive the full amount owed to him under his employment agreement, without regard to the excise tax or any other taxes imposed on the additional payment.

      Mr. Mechura borrowed $50,000 on June 19, 1997 and $65,000 on June 3, 2002 from the Company in connection with relocation and housing. The loans were payable on demand and accrued interest at the prime rate. Mr. Mechura repaid $148,538, the full amount of principal and accrued interest on these loans, on February 28, 2005.

                        Option Grants In Last Fiscal Year

      The Company's 2001 and 2004 Stock-Based Incentive Compensation Plans are administered by a committee of the Board of Directors. The following table provides information related to Stock Options granted under these plans in the last fiscal year to the five Named Executive Officers.


                               Number of
                              Securities        % of Total
                              Underlying       Option Shares
                                Options         Granted to                                        Grant Date
                                Granted        Employees in      Exercise Price     Expiration      Present
                               (A) (B)          Fiscal Year       Per Share (C)        Date        Value (D)
                               --------        --------------  ------------------ --------------  -----------
John W. Conway                  150,000            2.76%            $8.75             2/24/14      $  818,370
                                500,000            9.20%             8.60             5/03/14       2,063,850

Alan W. Rutherford              100,000            1.84%             8.75             2/24/14         545,580
                                400,000            7.36%             8.60             5/03/14       1,651,080

William R. Apted                 75,000            1.38%             8.75             2/24/14         409,185
                                200,000            3.68%             8.60             5/03/14         825,540

Frank J. Mechura                 75,000            1.38%             8.75             2/24/14         409,185
                                200,000            3.68%             8.60             5/03/14         825,540

William H. Voss                  60,000            1.10%             8.75             2/24/14         327,348
                                150,000            2.76%             8.60             5/03/14         619,155

(A) All options were non-statutory options, have an exercise price equal to the fair market value of the Company Common Stock on the date of grant, and have a term of ten years. The options granted on February 24, 2004 vest at a rate of 25% six months after the grant date and 25% per year on the first through third anniversaries of the grant date. The options granted on May 3, 2004 vest at a rate of 25% every six months after the grant date.

(B)   The committee administering the 2001 and 2004 Stock-Based Incentive
      Compensation Plans has the discretion, subject to plan limits, including applicable Shareholder approval requirements, to modify terms of outstanding options and to reprice the options.

(C) The exercise price and tax withholding obligation related to exercise shall be paid either in cash or by delivery of already-owned shares valued at fair market value on the date of exercise.

(D) The Grant Date Present Value was determined using the Black-Scholes option pricing model. The following assumptions were used to estimate the Grant
      Date Present Value: dividend yield of 0%, weighted average risk-free interest rate of 3.164%, estimated volatility of Company Common Stock of 61.6% and weighted average expected option term of 4.19 years. This valuation model was not adjusted for risk of forfeiture. It is important to note that options will have value to the five Named Executive Officers and other recipients only to the extent that the stock price exceeds the grant date exercise price shown in the table during the effective option period.



                   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                                     Securities           Value of Unexercised
                                                               Underlying Unexercised     In-The-Money Options
                              Shares Acquired       Value        Options at 12/31/04         at 12/31/04 (2)
                               Upon Exercise       Realized(1) Exercisable/Unexercisable Exercisable/Unexercisable
                                    (#)               ($)               (#)                       ($)
                               ---------------   ------------  ------------------------- -------------------------

John W. Conway                 1994 Plan    0          0           87,000 /        0             0 /          0
                               1997 Plan    0          0          666,500 /        0     1,449,000 /          0
                               2001 Plan    0          0          847,500 /  112,500     7,506,525 /    561,375
                               2004 Plan    0          0          125,000 /  375,000       642,500 /  1,927,500

Alan W. Rutherford             1994 Plan    0          0          110,000 /        0             0 /          0
                               1997 Plan    0          0          463,000 /        0     1,134,000 /          0
                               2001 Plan    0          0          685,000 /   75,000     6,073,150 /    374,250
                               2004 Plan    0          0          100,000 /  300,000       514,000 /  1,542,000

William R. Apted               1990 Plan    0          0           15,000 /        0             0 /          0
                               1994 Plan    0          0            7,500 /        0             0 /          0
                               1997 Plan    0          0          263,188 /        0     1,707,000 /          0
                               2001 Plan    0          0           68,750 /   56,250       568,063 /    280,688
                               2004 Plan    0          0          50,000  /  150,000       257,000 /    771,000

Frank J. Mechura               1990 Plan    0          0           20,000 /        0             0 /          0
                               1994 Plan    0          0           24,000 /        0             0 /          0
                               1997 Plan    0          0          202,500 /        0     1,518,000 /          0
                               2001 Plan    0          0           98,750 /   56,250       852,763 /    280,688
                               2004 Plan    0          0           50,000 /  150,000       257,000 /    771,000

William H. Voss                1990 Plan    0          0           74,500 /        0             0 /          0
                               1994 Plan    0          0           41,000 /        0             0 /          0
                               1997 Plan    0          0          218,000 /        0     1,159,000 /          0
                               2001 Plan    0          0           65,000 /   45,000       549,350 /    224,550
                               2004 Plan    0          0           37,500 /  112,500       192,750 /    578,250


                                  -------------------------------------------------------

(1)   Value Realized is the difference between the price of the Company Common
      Stock on the date exercised and the option exercise price.

(2) Value of the Unexercised Options is the difference between the closing market price on December 31, 2004 of the Company Common Stock and the option exercise price.


                      Equity Compensation Plan Information

      The following table provides information as of December 31, 2004 with respect to shares of the Company's Common Stock that may be issued under its equity compensation plans:



                                                                                          Number of Securities
                                             Number of Securities                        Remaining Available for
                                               to Be Issued upon     Weighted-Average     Future Issuance under
                                                  Exercise of        Exercise Price of  Equity Compensation Plans
                                             Outstanding Options,  Outstanding Options,   (Excluding Securities
            Plan Category                     Warrants and Rights   Warrants and Rights  Reflected in Column (a))
            -------------                     -------------------   -------------------  ------------------------
                                                      (a)                   (b)                    (c)
-----------------------------------------------------------------------------------------------------------------
Equity compensation plans
   approved by security holders                   15,259,982(1)           $13.93               1,937,151(2)

-----------------------------------------------------------------------------------------------------------------
Equity compensation plans
   not approved by security holders                        0                N/A                        0

-----------------------------------------------------------------------------------------------------------------
Total                                             15,259,982              $13.93               1,937,151



(1)   Includes the 1990, 1994, 1997, 2001 and 2004 Stock-Based Incentive
      Compensation Plans.

(2) Includes 146,625, 1,525,500 and 265,026 shares available for issuance at December 31, 2004 under the 2001 Stock-Based Incentive Compensation Plan, the 2004 Stock-Based Incentive Compensation Plan, and the Company's Stock
      Purchase Plan, respectively. The table does not include any shares available for issuance under the Stock Compensation Plan for Non-Employee
      Directors in effect in 2004 because the number of shares issuable under the Plan is determined by a formula based on the market price of the Common Stock of the Company at the time of grant. In 2004, 46,937 shares of Common Stock, representing quarterly grants worth $12,500 to each Non-Employee Director, were granted under that Plan.



                               Retirement Programs

      The Company maintains a Pension Plan ("Pension Plan") for certain eligible employees in the United States meeting minimum eligibility requirements in which four Named Executive Officers (Messrs. Conway, Rutherford, Mechura and Voss) participate. The Pension Plan is designed and administered to qualify under
Section 401(a) of the Internal Revenue Code of 1986, as amended. The Pension Plan provides normal retirement benefits at age 65 based on the average of the five highest consecutive years of earnings in the last ten years. For purposes of the Pension Plan, earnings consist of salary excluding any bonus. These average earnings are multiplied by 1.25%. This result is then multiplied by years of service, which yields the annual Company-funded pension benefit. Under federal law for 2005, benefits from a qualified retirement plan are limited to $170,000 per year and may be based only on the first $210,000 of an employee's annual earnings. The benefits payable under the Pension Plan are generally not subject to reduction for Social Security or other offset amounts.

      For illustration purposes, the following table shows estimated maximum annual Company-funded retirement benefits payable from the Pension Plan to employees who retire at age 65, assuming the employees receive their benefit as a single life annuity, without survivor benefits:



      Final                                               Years of Service
     Average
    Earnings             25                  30                 35                  40                  45
---------------------------------------------------------------------------------------------------------------------------

    $ 50,000           $15,625            $18,750             $21,875             $ 25,000          $ 28,125
     100,000            31,250             37,500              43,750               50,000            56,250
     150,000            46,875             56,250              65,625               75,000            84,375
     210,000            65,625             78,750              91,875              105,000           118,125
      and above


      The Company also maintains the Senior Executive Retirement Plan ("SERP") in which nine key executives, including the five Named Executive Officers, participate. In general, the annual benefit for executives eligible to participate in the SERP is based upon a formula equal to (i) 2.25% of the average of the five highest consecutive years of earnings (determined without regard to the limits imposed on tax qualified plans) times years of service up to twenty years plus (ii) 1.67% of such earnings for the next fifteen years plus
(iii) at the discretion of the Compensation Committee, 1% of such earnings for years of service beyond thirty-five less (iv) Social Security old-age benefits and the Company-funded portion of the executive's Pension Plan benefits and 401(k) Retirement Savings Plan benefits. Based upon the above, the annual benefit, estimated as of December 31, 2004, under the SERP at the retirement age of 65, assuming each executive's current base salary for 2005, annual salary increases of 5% and that the executive achieves the current target bonus under the Company's executive bonus plan, would be $1,657,934 for Mr. Conway, $852,635 for Mr. Rutherford, $464,661 for Mr. Apted, $634,075 for Mr. Mechura and $340,024 for Mr. Voss.

      Participants in the SERP may elect to take all or part of their annual retirement benefit in a lump sum at retirement, the amount of which is determined by present valuing the actuarially determined future annual payments. The SERP also provides a lump-sum death benefit of five times the annual retirement benefit and subsidized survivor benefits.

      SERP participants vest in their benefits at the earliest of five years of participation, specified retirement dates, total disability or employment termination (other than for cause) after a change in control of the Company. A "change in control" under the SERP occurs if: 1) a person (other than a Company employee benefit plan) becomes the beneficial owner of 25% or more of the voting power of the Company; 2) over a two year period Directors at the beginning of the period and new Directors approved by such Directors cease to constitute a majority of the Board; or 3) the Shareholders approve certain mergers or consolidations, a sale of substantially all of the Company's assets or a complete liquidation of the Company.

      Years of service credited under the Pension Plan and the SERP for the above-Named Executive Officers are: Mr. Conway - 30 years, Mr. Rutherford - 31 years, Mr. Apted - 8 years, Mr. Mechura - 37 years and Mr. Voss - 35 years.

                          COMPARATIVE STOCK PERFORMANCE
               Comparison of Five-Year Cumulative Total Return (a)

   Crown Holdings, S&P 500 Index, Dow Jones "Containers & Packaging" Index (b)



                                         [Chart Graphic Omitted]

Plot points are as follows:
                       Crown Holdings             S&P 500 Index          Dow Jones "Containers & Packaging" Index
                       --------------             -------------          ----------------------------------------
                             100                       100                                  100
2000                         37                        91                                   65
2001                         13                        80                                   82
2002                         39                        62                                   88
2003                         45                        80                                   105
2004                         68                        89                                   125

(a) Assumes that the value of the investment in Crown Holdings Common Stock and each index was $100 on December 31, 1999 and that all dividends were reinvested.
(b) Industry index is weighted by market capitalization and is comprised of Crown Holdings, Aptargroup, Ball, Bemis, Chesapeake, Owens-Illinois,
      Packaging Corp. of America, Pactiv, Sealed Air, Smurfit-Stone Container,
      Sonoco Products and Temple-Inland.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors is composed entirely of Directors who are independent under New York Stock Exchange listing standards. The Committee is responsible for establishing and administering the Company's executive compensation program. This report describes both the principles under which the program is administered and the decisions that directly impacted the Chief Executive Officer during 2004.

Principles

      Our guiding principle is to provide a program that enables the Company to retain and motivate a team of high quality executives who will create long-term value for the Shareholders. We do this by:

      o Developing an ownership-oriented program that rewards for long-term improvement in total Shareholder return;

      o Integrating all facets of the executive compensation program including benefits available under employment contracts and the Company's retirement plans with the Company's short and long-term objectives and strategies;

      o Regularly commissioning studies of competitive pay practices within the container industry and other manufacturing companies to ensure pay opportunities are generally within competitive norms; and

      o Working with independent management consultants to monitor the effectiveness of the entire program.

      In order to improve the Company's performance and Shareholder value, we must continue to motivate existing management as well as attract and retain experienced managers at all levels in the Company. The specific components of the program are described below.

      Base Salaries - In order to attract and retain high quality executives, we endeavor to maintain senior executive salaries within the competitive market rates as defined by the container and manufacturing industries. The competitive market includes, but is not limited to, firms of the Company's size in the container, non-durable manufacturing and general industry segments.

      Annual Incentive Bonus - The Company has an Economic Profit Incentive Plan under which executives are eligible to receive an annual incentive bonus, up to a designated maximum annual bonus amount for each executive, upon the achievement of specific targets. The bonus targets are based on quantitative and qualitative elements as generally follows:

      o 50% is based on the Company's economic profit for the year (defined generally as economic profit as adjusted for currency exchange rates and acquisitions/divestitures);

      o 30% is based on the Company's cash flow for the year (defined generally as modified operating cash flow as adjusted for average working capital variances); and

      o 20% is based on qualitative factors (such as achievement of key strategic goals, business unit goals, and agreed-upon personal business goals in helping the Company to improve operations, efficiency and work procedures).

      Long Term Incentives - The Committee believes that stock options, and other stock-based incentives, are an important link between the executive and Shareholder interests, and it is for that reason that grants have always been a part of the executive compensation program. The program administered by the Committee under the Company's stock-based plans offers annual grants that vary in size based on the Company's and the executive's performance. As part of its ongoing review of the competitiveness and effectiveness of the Company's executive compensation programs, the Committee annually evaluates the components of the compensation system as well as the desired mix of compensation among these components. The Committee believes that a substantial portion of the compensation paid to the Company's executives should be at risk contingent on the Company's operating and market performance. Consistent with this philosophy, the Committee will continue to place significant emphasis on stock-based compensation and performance measures, in an effort to more closely align compensation with Shareholder interests and to increase executives' focus on the Company's long-term performance.

      In summary, the Committee believes that its role in administering the executive compensation program is critical to the objective of driving performances to the ultimate benefit of the Shareholders. Base salaries need to be within competitive norms so that executives will be attracted, retained and motivated to fulfill their roles and responsibilities over the long-term. Annual incentive bonus awards deliver the message that competitive pay is received only when earnings and other strategic goals are achieved. In addition, benefits realized from long-term incentives, in the form of annual stock-based incentive grants, require continuous improvement in value created for the Shareholders.

Specific Decisions Impacting Compensation for the Chairman and Chief Executive Officer

      Mr. Conway's continued implementation of plans initiated in 2001/2 resulted in positive results for the Company in 2004. Gross profit improved over the prior year by over 18%, with all divisions contributing to this result. Free cash flow generation was strong and enabled the Company to continue delevering. During the year, the Company successfully refinanced part of its debt, raising C=460 million, which reduced the Company's dollar exposure in Europe and extended debt maturities beyond 2010. Mr. Conway encouraged investments in growth areas around the globe, especially in Asia, the Middle East and North Africa, and Eastern Europe to ensure full Company participation in these markets in the years ahead.

      Based upon these positive results and the policies and practices described above, Mr. Conway's base salary was increased from $765,000 to $900,000 on January 1, 2003 and remained the same during 2004. Mr. Conway earned a bonus in 2004 of $1,710,000 under the 2004 Economic Profit Incentive Plan, $1,539,000 of which was based on meeting the economic profit and cash flow targets generally described above, after adjustment to take into account the maximum bonus amount designated for Mr. Conway under the Plan. Mr. Conway was also granted options to purchase 150,000 shares of Common Stock on February 24, 2004 and 500,000 shares of Common Stock on May 3, 2004. The options granted on February 24, 2004 vest at a rate of 25% six months after the grant date and 25% per year on the first through third anniversaries of the grant date. The options granted on May 3, 2004 vest at a rate of 25% every six months after the grant date. The options all have a term of ten years.

      Section 162(m) of the Internal Revenue Code generally disallows a deduction for annual compensation to a public company's chief executive officer and any of the four other most highly compensated officers in excess of $1,000,000, unless such compensation is "performance based" as defined under
Section 162(m). A portion of Messrs. Conway's, Rutherford's, Apted's and Mechura's 2004 compensation exceeded the threshold. Because the Company's cost in realizing tax benefits under Section 162(m) may outweigh those benefits, the Committee intends to maintain flexibility to pay compensation that is not entirely deductible when sound direction of the Company would make that advisable. All stock options granted to Crown Executive Officers are "performance based."

      This report is respectfully submitted by the members of the Compensation Committee of the Board of Directors.





                                       Hans J. Loliger, Chairperson
                                       Arnold W. Donald
                                       Harold A. Sorgenti

                     PRINCIPAL ACCOUNTANT FEES AND SERVICES


      The firm of PricewaterhouseCoopers LLP, independent registered public accountants, is the independent auditors for the most recently completed fiscal year. The Audit Committee has appointed PricewaterhouseCoopers LLP as independent auditors to audit and report on the Company's financial statements for 2005. PricewaterhouseCoopers LLP performs annual audits of the Company's financial statements and assists the Company in the preparation of various tax returns around the world. A representative or representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to questions raised orally at the Meeting or submitted in writing to the Office of the Secretary of the Company before the Meeting.

      The Audit Committee reviewed the fees of PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2004 and December 31, 2003. (1) Audit Fees totaled $8,580,000 and $5,892,000 for the years 2004 and 2003, respectively. These fees represent professional services rendered for the audits of the consolidated financial statements of the Company, including US and foreign subsidiary audits, statutory audits, issuance of comfort letters, consents and assistance with review of documents filed with the SEC. (2) Audit Related Fees totaled $208,000 and $286,000 for the years 2004 and 2003, respectively. The fees were for assurance and related services for employee benefit plan audits and accounting consultations. (3) Tax Fees totaled $537,000 and $1,178,000 for the years 2004 and 2003, respectively. The fees were for tax compliance, including the preparation of tax returns and claims for refunds. (4) Tax Advisory Services totaled $1,064,000 and $550,000 for the years 2004 and 2003, respectively. These fees represent tax planning and advice. (5) All Other Fees totaled $58,000 and $74,000 for the years 2004 and 2003, respectively, and were for services rendered for translation and other assistance provided primarily in non-US subsidiaries. For 2004, Audit Fees include $3,480,000 in fees for services related to compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. There were no fees associated with financial information systems design and implementation for 2004 and 2003.

      All of the services described above were approved by the Company's Audit Committee, and the Audit Committee has considered whether the non-audit fees paid to PricewaterhouseCoopers LLP are compatible with maintaining their independence as auditors. The Audit Committee pre-approves all audit and permitted non-audit services, and related fees, to be performed by its independent auditors. Under the Audit Committee Charter, the Chairperson of the Audit Committee has the authority to review and approve all such proposed fees and reports back to the full Audit Committee.

                             AUDIT COMMITTEE REPORT

      The Audit Committee provides assistance to the Board of Directors by its oversight of the financial accounting practices of the Company and the internal controls related thereto and represents the Board of Directors in connection with the services rendered by the Company's independent auditors, who report directly to the Audit Committee.

      In fulfilling its responsibilities, the Audit Committee has reviewed and discussed with the Company's management and its independent auditors the audited financial statements for the fiscal year ended December 31, 2004 and the Company's system of internal controls and its effectiveness. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The Company's independent auditors, PricewaterhouseCoopers LLP, are responsible for expressing an opinion as to whether the financial statements fairly present in all material respects the financial position, results of operations and cash flows of the Company in accordance with generally accepted accounting principles in the United States. PricewaterhouseCoopers LLP has informed the Committee that they have given such an opinion with respect to the audited financial statements for the fiscal year ended December 31, 2004.

      The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Committee from the independent auditors as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended.

      Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

      This report is respectfully submitted by the members of the Audit Committee of the Board of Directors.


                                             Jenne K. Britell, Chairperson
                                             William G. Little
                                             Hugues du Rouret

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP, independent registered public accountants, as independent auditors to audit and report on the Company's financial statements for 2005.

      Although the submission to Shareholders of the appointment of PricewaterhouseCoopers LLP is not required by law or the Company's By-Laws, the Audit Committee believes it is appropriate to submit this matter to Shareholders to allow a forum for Shareholders to express their views with regard to the Audit Committee's selection. In the event Shareholders do not ratify the appointment, the Audit Committee may reconsider the appointment of PricewaterhouseCoopers LLP.



                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF
              PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

           PROPOSAL TO APPROVE AN AMENDMENT TO STOCK COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

      The Board of Directors has adopted and recommends that the Shareholders approve an Amendment to the Crown Holdings, Inc. Stock Compensation Plan for Non-Employee Directors (the "Plan"). The proposed Amendment modifies the Plan to: (i) provide for a maximum limit of 500,000 shares of Common Stock that may be granted under the Plan on and after the date the Amendment is approved, (ii) allow for discretionary grants of Common Stock for each Non-Employee Director which may be up to $100,000 in value annually, as determined by the Board in its discretion, and (iii) remove the Plan's five year automatic termination provision. The Plan, as currently in effect, and as proposed to be amended, is described below.

Purpose
-------

      The purpose of the Plan is to compensate the Non-Employee Directors of the Company for services rendered, to promote a greater identity of interest between the Non-Employee Directors and the Shareholders of the Company and to provide a financial incentive that will help attract and retain the most qualified Non-Employee Directors. The Plan will accomplish these goals by awarding unrestricted Common Stock of the Company to the Non-Employee Directors on a quarterly basis.

Eligibility
-----------

      All Non-Employee Directors of the Company are eligible to participate in the Plan. There are currently nine Non-Employee Directors eligible to participate in the Plan. No other Director, Officer or employee of the Company is eligible to participate in the Plan.

Awards of Common Stock
----------------------

      Under the current Plan, each Non-Employee Director is awarded Common Stock of the Company worth $50,000 per year or $12,500 for each calendar quarter during which the Director serves on the Board. Each award under the Plan is immediately vested. Under the proposed Amendment, the maximum value of Common Stock that may be awarded annually will be increased to $100,000 per year or $25,000 per calendar quarter, with the Board of Directors having the discretion to award any amount up to that maximum. The Board will annually determine the amount of the award, which will be the same for all Non-Employee Directors. The Board of Directors determined that the amount to be awarded for 2005, assuming approval of the Amendment by Shareholders, will be $60,000 or $15,000 per quarter. The Plan does not prevent the Company from adopting other or additional compensation arrangements for Non-Employee Directors.

Valuation
---------

      The number of shares of Common Stock awarded each quarter will be calculated based on the average of the closing price on the New York Stock Exchange on the 2nd through the 6th business days following the Company's announcement of its quarterly earnings for the applicable quarter.

Administration and Implementation
---------------------------------

      The Plan is administered by the Board. The Board has full power to interpret the provisions of the Plan, make all determinations necessary for administration of the Plan, adopt regulations for carrying out the Plan and make changes in such regulations from time to time. The Board will determine the effect of a reorganization, recapitalization, spin-off, stock split, combination, merger or any other change of corporate structure on the number and kind of shares authorized by the Plan and make any other adjustments to the Plan as it deems appropriate in such situation.

Amendment and Termination
-------------------------

      The Board has authority to amend, suspend, modify or terminate the Plan at any time and for any purpose. However, the Company will seek Shareholder approval for any material change to the Plan to the extent required by law.

      The Plan currently provides that it remains in effect for five years from the date of its approval by Shareholders (April 22, 2004), unless earlier terminated by the Board. The proposed Amendment will remove the termination date from the Plan. Instead, the Amendment will provide that a maximum of 500,000 shares may be issued under the Plan on or after the date the Amendment is approved.

      The total number of shares of Common Stock that will be reserved under the Plan if the Amendment is approved would equal approximately 0.30% of the outstanding shares of Common Stock of the Company as of March 4, 2005. The last sales price of Common Stock, as reported on the NYSE for March 4, 2005, was $17.02 per share.

Federal Tax Treatment
---------------------

      Except as discussed below, each Non-Employee Director will realize taxable income, and the Company will be entitled to a deduction, when Common Stock is awarded to the Non-Employee Director. Upon sale of the shares, the Non-Employee Director will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. Such gain or loss will be equal to the difference between the sale price of the shares and the fair market value of the shares on the date that the Non-Employee Director recognizes income.

Deferral of Stock Awards
------------------------

      The Plan provides each Non-Employee Director with the opportunity to defer the receipt of all or any portion of a quarterly award of Common Stock until termination from the Board or such other time designated by the Non-Employee Director. Notwithstanding the foregoing, in the event of a change in control, a Non-Employee Director will immediately receive all shares of Common Stock that were previously deferred.

Benefits under the Amended Plan
-------------------------------

      The Amendment will not take effect unless approved by the Shareholders, and therefore grants under the Plan have been made at the rate of $12,500 per quarter in value. If the Amendment is approved, it will not have retroactive effect. However, had the proposed Amendment been in effect during the last fiscal year, and had the Board exercised its discretion to award the maximum grants of $25,000 per quarter allowed under the amended Plan, the Non-Employee Directors, in the aggregate, would have received the following:



          Name and Position                       Dollar Value                       Number of Units
          -----------------                       ------------                       ---------------

     9 Non-Employee Directors(1)                    $900,000                            93,865(2)



(1) There were nine Non-Employee Directors for all calendar quarters except for one in which there were ten.

(2) The Number of Units above is calculated based on the average of the closing price of Common Stock on the New York Stock Exchange on the 2nd through the 6th business days following the Company's announcement of its quarterly earnings.

Requisite Vote
--------------

      To be approved, the proposed Amendment to the Plan requires the affirmative vote of a majority of the votes cast by all Shareholders entitled to vote thereon.





              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
            FOR THE APPROVAL OF THE AMENDMENT TO THE CROWNHOLDINGS, INC.
               STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, Executive Officers and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on the review of the copies of SEC forms received by the Company with respect to fiscal year 2004, or written representations from reporting persons, the Company believes that its Directors and Executive Officers have complied with all applicable filing requirements, except that, because of an administrative error, Messrs. Conway, Rutherford, Apted, Mechura, Voss, Timothy J. Donahue, Senior Vice President-Finance, and Thomas A. Kelly, Vice President and Corporate Controller, were each late in filing a Form 4 reporting the grant of options to purchase shares of Common Stock by the Company on February 24, 2004. The grants were each reported on a Form 4 filed on March 4, 2004.

                            PROPOSALS OF SHAREHOLDERS

      In order to be considered for inclusion in the Proxy Statement for the Company's 2006 Annual Meeting of Shareholders, any Shareholder proposal intended to be presented at the meeting, in addition to meeting the shareholder eligibility and other requirements of the SEC rules governing such proposals, must be received in writing, via Certified Mail - Return Receipt Requested, by the Office of the Secretary, Crown Holdings, Inc., One Crown Way, Philadelphia, Pennsylvania 19154 not later than November 25, 2005. In addition, the Company's By-Laws currently provide that a Shareholder of record at the time that notice of the meeting is given and who is entitled to vote at the meeting may bring business before the meeting or nominate a person for election to the Board of Directors if the Shareholder gives timely notice of such business or nomination. To be timely, and subject to certain exceptions, notice in writing to the Secretary must be delivered or mailed, via Certified Mail-Return Receipt Requested and received at the above address not less than 120 days, which is November 25, 2005, nor more than 150 days, which is October 26, 2005, prior to the first anniversary of the date on which the Company's Proxy Statement for its previous Annual Meeting of Shareholders was first released to Shareholders. The notice must describe various matters regarding the nominee or proposed business. Any Shareholder desiring a copy of the Company's By-Laws will be furnished one copy without charge upon written request to the Secretary.

                                  OTHER MATTERS

      The Board of Directors knows of no other matter that may be presented for Shareholders' action at the Meeting, but if other matters do properly come before the Meeting, or if any of the persons named above to serve as Directors are unable to serve, it is intended that the persons named in the Proxy or their substitutes will vote on such matters and for other nominees in accordance with their best judgment.

      The Company filed its 2004 Annual Report on Form 10-K with the Securities and Exchange Commission on March 11, 2005. A copy of the Report, including the financial statements and schedules thereto and a list describing all the exhibits not contained therein, may be obtained without charge by any Shareholder. Requests for copies of the Report should be sent to: Senior Vice President - Finance, Crown Holdings, Inc., One Crown Way, Philadelphia, Pennsylvania 19154.




                                                  WILLIAM T. GALLAGHER
                                           Senior Vice President, Secretary &
                                                    General Counsel

                                           Philadelphia, Pennsylvania 19154
                                                    March 25, 2005

                              CROWN HOLDINGS, INC.
                              --------------------
               STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
               --------------------------------------------------


   Pursuant to the power reserved to it in Article 8 of the Crown Holdings, Inc. Stock Compensation Plan for Non-Employee Directors ("Plan"), the Board of Directors of Crown Holdings, Inc. hereby amends the Plan, subject to shareholder approval, effective April 1, 2005, as follows:

   1. Section 2.3 is hereby amended in its entirety to read as follows:

   "2.3 `Annual Stock Award' means the aggregate amount of unrestricted Common Stock each Non-Employee Director is entitled to receive for a calendar year under the Plan. The Annual Stock Award may be valued at up to $100,000 annually ($25,000 per quarter)."

   2. Section 3.1 is hereby amended in its entirety to read as follows:

   "3.1 The Plan shall be effective on the date of adoption by the shareholders of the Company (the "Effective Date"). The Plan shall remain effective until terminated by the Board in its sole discretion or until all Common Stock authorized for award under the Plan has been granted, whichever occurs earlier."

   3. Section 5.1 is hereby amended by adding the following sentence to the end thereof:

   "Subject to adjustment as provided in Section 7.1, the total number of shares of Common Stock available for Annual Stock Awards granted on or after April 1, 2005 shall be 500,000 shares."

   4. A new Section 5.2 is hereby added to the Plan to read as follows:

   "5.2 On an annual basis, the Board, in its sole discretion, shall determine the amount of the Annual Stock Award (which shall be the same for all Non-Employee Directors).

                              CROWN HOLDINGS, INC.


                         ANNUAL MEETING OF SHAREHOLDERS

                            Thursday, April 28, 2005
                                    9:30 a.m.

                              Crown Holdings, Inc.
                                  One Crown Way
                           Philadelphia, PA 19154-4599

--------------------------------------------------------------------------------

Crown Holdings, Inc.
One Crown Way
Philadelphia, PA 19154-4599

                                                                           proxy
-------------------------------------------------------------------------------

      Proxy for Annual Meeting of Shareholders to be held on April 28, 2005

          This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints John W. Conway, Alan W. Rutherford and William
T. Gallagher as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of stock of Crown Holdings, Inc. held of record by the undersigned on March 15, 2005 at the Annual Meeting of Shareholders to be held at One Crown Way, Philadelphia, Pennsylvania on April 28, 2005 at 9:30 a.m., or any adjournments thereof, for the items shown below and in the discretion of the Proxies in any other matter that may properly come before the meeting or any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card or you elect to vote your shares electronically by telephone or via the Internet.

                      See reverse for voting instructions.

                                                        |COMPANY #         |


There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE -- TOLL FREE -- 1-800-560-1965 -- QUICK *** EASY *** IMMEDIATE
o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 27, 2005.
o Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/cck/ -- QUICK *** EASY *** IMMEDIATE
o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 27, 2005.
o Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Crown Holdings, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.



      If you vote by Phone or Internet, please do not mail your Proxy Card
-----------------------------------------------------------------------------------------------------------------------------------
                                                    Please detach here

---                                                                                                                             ---
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
         The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.


1.Election of  01  Jenne K. Britell    05  William G. Little  09  Alan W. Rutherford  [ ] Vote FOR           [ ] Vote WITHHELD
  directors:   02  John W. Conway      06  Hans J. Loliger    10  Harold A. Sorgenti      all nominees           from all nominees
               03  Arnold W. Donald    07  Thomas A. Ralph    11  William S. Urkiel      (except as marked)
               04  Marie L. Garibaldi  08  Hugues du Rouret

                                                                                ----------------------------------
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
                                                                                ----------------------------------

2.To ratify the appointment of independent auditors for the fiscal                         [ ] For    [ ] Against   [ ] Abstain
  year ending December 31, 2005, which the Board of Directors unanimously recommends.
3.For a proposal to approve an amendment to the Stock Compensation                         [ ] For    [ ] Against   [ ] Abstain
  Plan for Non-Employee Directors, which the Board of Directors unanimously recommends.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
                                                                                                        ---
Address Change? Mark Box [ ] Indicate changes below:

                                                     Date
                                                         ------------------------------------------------------------------


                                                         ------------------------------------------------------------------


                                                         ------------------------------------------------------------------

                                                     Signature(s) in Box
                                                     Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

---                                                                                                                              ---
